Exhibit 3A

Restated
                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                     OLD REPUBLIC INTERNATIONAL CORPORATION


         The Board of Directors, in a procedure authorized by Section 245 of the General Corporation Law of Delaware, approved and adopted at a meeting held May 8, 2001 the following Restated Certificate of Incorporation. This document only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation duly filed with the Secretary of State of Delaware on March 6, 1969 as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this restated certificate.

FIRST:   The name of the corporation is Old Republic International Corporation.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD:   The nature of the business or purposes to be conducted or promoted are:

         To acquire, own and dispose of the whole or any part of the capital stock, securities, assets, or obligations of other corporations; and

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000) shares, divided into three classes as follows:

         Seventy-Five Million (75,000,000) shares of Preferred Stock of the par value of one cent ($.01) per share (Preferred Stock).

         Five Hundred Million (500,000,000) shares of Common Stock of the par value of $1.00 per share (Common Stock).

         One Hundred Million (100,000,000) shares of Class B Common Stock of the par value of $1.00 per share (Class B Common Stock).

         The   designations,   powers,   preferences   and   rights,   and   the
qualifications, limitations or restrictions of the above classes of stock are as follows:

                                   DIVISION I

                                 Preferred Stock

1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of The General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                   DIVISION II

                      Common Stock and Class B Common Stock

1. Dividends. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock and the Class B Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors; provided that whenever a cash dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Common Stock a cash dividend per share at least equal to the cash dividend per share paid to the holders of the Class B Common Stock and further provided that the Corporation may pay cash dividends to the holders of the Common Stock in excess of cash dividends paid, or without paying cash dividends, to holders of the Class B Common Stock.

2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock and the Class B Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock and the Class B Common Stock held by them, respectively.

3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders and each holder of the Class B Common Stock shall have one-tenth (1/10) of one vote in respect of each share of Class B Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders; provided that the holders of the Common Stock and the Class B Common Stock shall vote together as a single class.

4. Definition. Notwithstanding the provisions of the Designations, preferences and Rights of Series A Junior Participating Preferred Stock, the Designations, Preferences and Rights of Series G-2 Convertible Preferred Stock, and the Designations, Preferences and Rights of Series G-3 Convertible Preferred Stock for the purposes of the Corporation's Restated Certificate of Incorporation, as amended, the term "Common Stock" shall mean Common Stock as defined in the first paragraph of this Article FOURTH and shall not include the Class B Common Stock of the Corporation, provided, however, that for the purposes of the section titled "Voting," the term "Common Stock" shall mean both the Common Stock as defined in the first paragraph of this Article FOURTH and the Class B Common Stock of the Corporation.

                                  DIVISION III

                        Elimination of Preemptive Rights

         No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, now or hereafter authorized, but any such stock of other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.

                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

1.       Designation.

         The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 10,000,000; such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2.       Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or
(b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend

Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

3.       Voting Rights.

         The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

         (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

            (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

           (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all such holders to vote as a class of Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

            (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred

Director.  Whenever  (x) no  default  in  preference  dividends  on the Series A
Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

             (v) For purposes hereof, a "default in preference dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

         (d) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

4.       Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably in the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.       Reacquired Shares.

         Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6.       Liquidation, Dissolution or Winding Up.

         (a) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (the "Adjusted Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion in their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

7.       Consolidation, Merger, etc.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.       No Redemption.

         The shares of Series A Preferred Stock shall not be redeemable.

9.       Ranking.

         The Series A Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

10.      Amendment.

         The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                             SERIES G-2 CONVERTIBLE
                                 PREFERRED STOCK

1.       Designation.

         1,000,000 shares of Preferred Stock of the Corporaton, $.01 par value, are hereby constituted as a series of Preferred Stock designated as "Series G-2 Convertible Preferred Stock" (hereinafter called "Series G-2 Preferred Stock").

2.       Transferability.

         The shares of Series G-2 Preferred Stock shall not be transferable by the holder thereof otherwise than by will or under the laws of descent and distribution. In the event that any shares of Series G-2 Preferred Stock are transferred by will or under the laws of descent and distribution and such shares of Series G-2 Preferred Stock are not thereafter converted into Common Stock pursuant to the provisions of paragraphs 5 and 6, the Corporation shall have the right to redeem such shares of Series G-2 Preferred Stock so transferred pursuant to the following provisions:

         (a) At any time after six months from the date of death of the holder which gave rise to such transfer, the Corporation shall have the right, at its sole option and election, to redeem all of such shares of Series G-2 Preferred Stock so transferred by will or under the laws of descent and distribution at a redemption price per share equal to 95% of the audited book value per share of the Common Stock as of the last day of the latest full fiscal year of the Corporation, plus an amount equal to all accrued and unpaid dividends and distributions thereon (the sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "Redemption Date").

         (b) The Corporation shall not redeem pursuant to this paragraph 2 any of the Series G-2 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-2 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-2 Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption of shares of Series G-2 Preferred Stock pursuant to this paragraph 2 shall be mailed at least 30, but not more than 60, days prior to the redemption date to each holder of shares of Series G-2 Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G-2 Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

         (d) Shares of the Series G-2 Preferred Stock shall be deemed to have been redeemed immediately prior to the close of business on the Redemption Date, the right to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and the rights of the holder thereof, except for the right to receive the Redemption Price in accordance herewith, shall cease and terminate on the Redemption Date. As promptly as practicable after surrender of such shares as aforesaid, the Corporation shall pay to the holder the Redemption Price for each share of Series G-2 Preferred Stock surrendered for redemption.

3.       Voting Rights.

         In addition to any special voting rights provided to the holders of the Series G-2 Preferred Stock as or part of a separate series or class pursuant to paragraph 8, any provision of the Certificate of Incorporation of the Corporation and any other voting rights provided by law, each holder of Series G-2 Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.

4.       Dividends.

         (a) The holders of shares of Series G-2 Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at an annual rate, based upon $21.79 per share [$9.68 as of May 5, 1998], which amount shall be proportionately adjusted in the event of any stock dividend or distribution in shares of Series G-2 Preferred Stock, any subdivision, combination or reclassification of the outstanding shares of Series G-2 Preferred Stock, or any similar action, equal to the prime rate to commercial borrowers posted by The
Northern Trust Company of Chicago on the January 1 or July 1 immediately preceding the next dividend payment date and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series G-2 Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series G-2 Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

         (b) Dividends on the Series G-2 Preferred Stock shall be payable semi-annually, when and as declared by the Board of Directors, on June 30 and December 31 of each year, commencing the first June 30 or December 31 after the date of the initial issuance of shares of the Series G-2 Preferred Stock, except that if such date is a Saturday, Sunday or legal holiday then such dividends shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record on the respective record dates not exceeding sixty days preceding such dividend payments dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

         (c) Dividends on the Series G-2 Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals or dividends shall not bear interest.

         (d) No dividend may be declared on any other class or series of stock ranking junior or on a parity with the Series G-2 Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series G-2 Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.

5.       Liquidation Rights.

         (a) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series G-2 Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any class of common stock of the Corporation or any other class or series of stock ranking junior to the Series G-2 Preferred Stock upon liquidation, cash, per share, in an amount equal to 95% of the book value per share of the Common Stock on the date of liquidation plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G-2 Preferred Stock or any other class of Preferred Stock ranking on an parity with the Series G-2 Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5(a), the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation of merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) If there is a merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, the holders of Series G-2 Preferred Stock shall retain the same rights in the surviving corporation as outlined herein.

6.       Conversion at Option of the Holder.

         Each share of Series G-2 Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 2) may be converted at any time after six months from the date of issuance of such share of Series G-2 Preferred Stock, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph 6.

         (a) Each share of Series G-2 Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

         (b) In order to effect the conversion of shares of the Series G-2 Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph 6 and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G-2 Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G-2 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series G-2 Preferred Stock to be converted (together with any required instruments or transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable under such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series G-2
Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

         (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-2 Preferred Stock but, in lieu of any fraction of shares of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-2 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-2 Preferred Stock from time to time outstanding are convertible.

         (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-2 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (f) Shares of Series G-2 Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption or conversion by the Corporation of such shares pursuant to paragraphs 2 and 6.

7.       Redemption or Conversion at Option of the Corporation.

         The Corporation shall have the right either to redeem or to convert shares of Series G-2 Preferred Stock pursuant to the following provisions:

         (a) Each share of Series G-2 Preferred Stock, at any time after five years following the date of issuance of such share, shall be redeemable by the Corporation, at its sole option and discretion, at a redemption price of $21.79 per share [$9.68 as of May 5, 1998], plus an amount equal to all accrued and unpaid dividends and distributions thereon (hereinafter the "Redemption Price"), whether or not declared, to the date fixed by the Board of Directors for redemption (hereinafter the Redemption Date), or convertible by the Corporation, at its sole option and discretion, into .95 fully paid and nonassessable share of Common Stock of the Corporation.

         (b) If less than all of the shares of Series G-2 Preferred Stock at the time outstanding are to be redeemed or converted, the shares so to be redeemed or converted shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any redemption or conversion of fewer than all of the outstanding shares of Series G-2 Preferred Stock, the Corporation may redeem or convert all shares held by holders of less than 100 shares of Series G-2 Preferred Stock. Notwithstanding the foregoing provisions, the Corporation shall not redeem or convert less than all of the Series G-2 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-2 Preferred stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-2 Preferred Stock then outstanding, other than the shares to be redeemed or converted, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption or conversion of shares of Series G-2 Preferred Stock pursuant to this paragraph 7 shall be mailed at least 30, but not more than 60, days prior to the Redemption Date or the date fixed by the Board for conversion (the "Corporation Conversion Date") to each holder of shares of Series G-2 Preferred Stock to be redeemed or converted, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption or conversion of shares of Series G-2 Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series G-2 Preferred Stock to be redeemed or converted not more than 60 days prior to the date fixed for such redemption or conversion.

         (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption or conversion shall not affect the validity of the proceedings for the redemption or conversion of any other shares of Series G-2 Preferred Stock. On or after the Redemption or Corporate Conversion Date as stated in such notice, each holder of the shares called for redemption or conversion shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive either the redemption price, in the case of a redemption, or a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable in the case of a conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided. If less than all the shares represented by any such surrendered certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed or unconverted shares.

         (e) No payment or adjustment shall be made upon any redemption or conversion on account of any dividends accrued on the shares of the Series G-2 Preferred Stock surrendered for redemption or conversion or on account of any dividends on the Common Stock issued upon such redemption or conversion. Shares of the Series G-2 Preferred Stock shall be deemed to have been redeemed or converted immediately prior to the close of business on the Redemption Date or Corporation Conversion Date, and the rights of the holder thereof, except for the right to receive the Redemption Price or Common Stock of the Corporation in accordance herewith, shall cease on the Redemption Date or Corporation Conversion Date, and the person or persons entitled to receive the Common Stock issuable in the case of conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Corporation Conversion Date.

         (f) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-2 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-2 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein), of the Common Stock, on the Corporation Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-2 Preferred Stock from time to time outstanding are convertible.

         (h) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-2 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (i) In the case of a redemption, the Corporation may, on or prior to the Redemption Date, but not earlier than 45 days prior to the Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares of Series G-2 Preferred Stock called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares of Series G-2 Preferred Stock, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares of Series G-2 Preferred Stock to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares of Series G-2 Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and all rights of the holders of the shares of Series G-2 Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into common Stock as provided in paragraph 6 hereof, until the close of business on the Redemption Date. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of the Series G-2 Preferred Stock called for redemption are converted into Common Stock prior to the Redemption Date, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

8. Distribution of Reclassification of Series G-2 Preferred Stock in the Event of Distribution or Reclassification of Common Stock or Class B Common Stock; Adjustment of Conversion Ratio.

         (a) In the event the Corporation shall at any time after the issuance of Series G-2 Preferred Stock pay a dividend or make a distribution in shares of Common Stock or Class B Common Stock or subdivide or reclassify its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares of Common Stock or Class B Common Stock, respectively, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series G-2 Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock or Class B Common Stock. In such event, the Redemption Price per share specified in these provisions shall be reduced proportionately as to all shares of Series G-2

Preferred Stock outstanding or thereafter issued and the annual dividend per share specified in these provisions shall be adjusted as provided in paragraph 4.

         (b) In the event the outstanding Common Stock or Class B Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.

9.       Relative Rights of Preferred Stock.

         So long as any of the Series G-2 Preferred Stock is outstanding the Corporation will not;

         (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series G-2 Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series G-2 Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series G-2 Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; or

         (ii) Without the affirmative vote or of the holders of two-thirds of all the Series G-2 Preferred Stock at the time outstanding, given in person or by proxy, by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series G-2 Preferred Stock either as to dividends or upon liquidation; or (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, By-laws or Certificate of Designations, Preferences and Rights of the Series G-2 Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series G-2 Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or in the creation and issuance of other series of Preferred Stock ranking on a parity with the Series G-2 Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

10.      Status.

         Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuances set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

11.      Priority.

         The Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock and Class B Common Stock of the Corporation shall rank junior to, the Series G-2 Preferred Stock as to dividends and upon liquidation.

12.      Certain Definitions.

         (a) For the purposes of these provisions the terms "Common Stock" and "Class B Common Stock" means the Common Stock of the Corporation, $1.00 par value, and the Class B Common Stock of the Corporation, $1.00 par value, as the same exist as of the original date of issue of the Series G Preferred Stock or as such stock may be reconstituted from time to time.

         (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

                     DESIGNATIONS, PREFERENCES AND RIGHTS OF
                             SERIES G-3 CONVERTIBLE
                                 PREFERRED STOCK

1.       Designation, Par Value, Amount.

         1,000,000 shares of Preferred Stock of the Corporation, with a par value of $.01 per share, are hereby constituted as a series of Preferred Stock designated as "Series G-3 Convertible Preferred Stock" (hereinafter called "Series G-3 Preferred Stock").

2.       Transferability.

         The shares of Series G-3 Preferred Stock shall not be transferable by the holder thereof otherwise than by will or under the laws of descent and distribution. In the event that any shares of Series G-3 Preferred Stock are transferred by will or under the laws of descent and distribution and such shares of Series G-3 Preferred Stock are not thereafter converted into Common

Stock pursuant to the provisions of paragraphs 6 and 7, the Corporation shall have the right to redeem such shares of Series G-3 Preferred Stock so transferred pursuant to the following provisions:

         (a) At any time after six months from the date of death of the holder which gave rise to such transfer, the Corporation shall have the right, at its sole option and election, to redeem all of such shares of Series G-3 Preferred Stock so transferred by will or under the laws of descent and distribution at a redemption price per share equal to 95% of the audited book value per share of the Common Stock as of the last day of the latest full fiscal year of the Corporation, plus an amount equal to all accrued and unpaid dividends and distributions thereon (the sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "Redemption Date").

         (b) The Corporation shall not redeem pursuant to this paragraph any of the Series G-3 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-3 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-3 Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption of shares of Series G-3 Preferred Stock pursuant to this paragraph shall be mailed at least 30, but not more than 60, days prior to the redemption date to each holder of shares of Series G-3 Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G-3 Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

         (d) Shares of the Series G-3 Preferred Stock shall be deemed to have been redeemed immediately prior to the close of business on the Redemption Date, the right to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and the rights of the holder thereof, except for the right to receive the Redemption Price in accordance herewith, shall cease and terminate on the Redemption Date. As promptly as practical after surrender of such shares as aforesaid, the Corporation shall pay to the holder the Redemption Price for each share of Series G-3 Preferred Stock surrendered for redemption.

3.       Voting Rights.

         In addition to any special voting rights provided to the holders of the Series G-3 Preferred Stock as or part of a separate series or class pursuant to paragraph 9, any provision of the Certificate of Incorporation of the Corporation and any other voting rights provided by law, each holder of Series G-3 Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.

4.       Dividends.

         (a) The holders of shares of Series G-3 Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at an annual rate, based upon $19.59 per share, which amount shall be proportionately adjusted in the event of any stock dividend or distribution in shares of Series G-3 Preferred Stock, any subdivision, combination or reclassification of the outstanding shares of Series G-3 Preferred Stock, or any similar action, equal to the prime rate to commercial borrowers posted by the Northern Trust Company of Chicago on January 1 or July 1 immediately preceding the next dividend payment date and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series G-3 Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series G-3 Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

         (b) Dividends on the Series G-3 Preferred Stock shall be payable semi-annually, when and as declared by the Board of Directors on June 30 and December 31 of each year, commencing the first June 30 or December 31 after the date of the initial issuance of shares of the Series G-3 Preferred Stock, except that if such date is a Saturday, Sunday or legal holiday then such dividends shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record on the respective record dates not exceeding sixty days preceding such dividend payments dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

         (c) Dividends on the Series G-3 Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals or dividends shall not bear interest.

         (d) No dividend may be declared on any other class or series of stock ranking junior or on a parity with the Series G-3 Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series G-3 Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.

5.       Liquidation Rights.

         (a) In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series G-3 Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any class of common stock of the Corporation or any other class or series of stock ranking junior to the Series G-3 Preferred Stock upon liquidation, cash, per share, in an amount equal to 95% of the book value per share of the Common

Stock on the date of liquidation plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G-3 Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series G-3 Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation of merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) If there is a merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, the holders of Series G-3 Preferred Stock shall retain the same rights in the surviving corporation as outlined herein.

6.       Conversion at Option of the Holder.

         Each share of Series G-3 Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 2) may be converted at any time after six months from the date of issuance of such shares of Series G-3 Preferred Stock, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph.

         (a) Each share of Series G-3 Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

         (b) In order to effect the conversion of shares of the Series G-3 Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G-3 Preferred Stock surrendered for conversion or an account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G-3 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series G-3 Preferred Stock to be converted (together with any required instrument or transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series G-3
Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

         (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-3 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-3 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-3 Preferred Stock from time to time outstanding are convertible.

         (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-3 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (f) Shares of Series G-3 Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption or conversion by the Corporaton of such shares pursuant to paragraphs 6 and 7.

7.       Redemption or Conversion at Option of the Corporation.

         The Corporation shall have the right either to redeem or to convert shares of Series G-3 Preferred Stock pursuant to the following provisions:

         (a) Each share of Series G-3 Preferred Stock, at any time after five years following the date of issuance of such share, shall be redeemable by the Corporation, at its sole option and discretion, at a redemption price of $19.59 per share, plus and amount equal to all accrued and unpaid dividends and distributions thereof (hereinafter the "Redemption Price"), whether or not declared, to the date fixed by the Board of Directors for redemption (hereinafter the "Redemption Date"), or convertible by the Corporation, at its sole option and discretion, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

         (b) If less than all of the shares of Series G-3 Preferred Stock at the time outstanding are to be redeemed or converted, the shares so to be redeemed or converted shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any redemption or conversion of fewer than all of the outstanding shares of Series G-3 Preferred Stock, the Corporation may redeem or convert all shares held by holders of less than 100 shares of Series G-3 Preferred Stock. Notwithstanding the foregoing provisions, the Corporation shall not redeem or convert less than all of the Series G-3 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-3 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-3 Preferred Stock then outstanding, other than the shares to be redeemed or converted, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption or conversion of shares of Series G-3 Preferred Stock pursuant to this paragraph shall be mailed at least 30, but not less than 60, days prior to the Redemption Date or the date fixed by the Board for conversion (the "Corporation Conversion Date") to each holder of shares of Series G-3 Preferred Stock to be redeemed or converted, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption or conversion of shares of Series G-3 Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series G-3 Preferred Stock to be redeemed or converted not more than 60 days prior to the date fixed for such redemption or conversion.

         (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption or conversion shall not affect the validity of the proceedings for the redemption or conversion of any other shares of Series G-3 Preferred Stock. On or after the Redemption or Corporate Conversion Date as stated in such notice, each holder of the shares called for redemption or conversion shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive either the redemption price, in the case of a redemption, or a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable in the case of a conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided. If less than all the shares represented by any such surrendered certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed or unconverted shares.

         (e) No payment or adjustment shall be made upon any redemption or conversion on account of any dividends accrued on the shares of the Series G-3 Preferred Stock surrendered for redemption or conversion or on account of any dividends on the Common Stock issued upon such redemption or conversion. Shares of the Series G-3 Preferred Stock shall be deemed to have been redeemed or converted immediately prior to the close of business on the Redemption Date or Corporation Conversion Date, and the rights of the holder thereof, except for the right to receive the Redemption Price or Common Stock of the Corporation in accordance herewith, shall cease on the Redemption Date or Corporation Conversion Date, and the person or persons entitled to receive the Common Stock issuable in the case of conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Corporation Conversion Date.

         (f) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-3 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-3 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein), of the Common Stock, on the Corporation Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-3 Preferred Stock from time to time outstanding are convertible.

         (h) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-3 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (i) In the case of a redemption, the Corporation may, on or prior to the Redemption Date, but not earlier than 45 days prior to the Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares of Series G-3 Preferred Stock called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares of Series G-3 Preferred Stock as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares of Series G-3 Preferred Stock to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares of Series G-3 Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and all rights of the holders of the shares of Series G-3 Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in paragraph 6 hereof, until the close of business on the Redemption Date. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of Series G-3 Preferred Stock called for redemption are converted into Common Stock prior to the Redemption Date, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

8. Distribution of Reclassification of Series G-3 Preferred Stock in the Event of Distribution or Reclassification of Common Stock or Class B Common Stock; Adjustment of Conversion Ratio.

         (a) In the event the Corporation shall at any time after the issuance of Series G-3 Preferred Stock pay a dividend or make a distribution in shares of Common Stock or Class B Common Stock or subdivide or reclassify its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares of Common Stock or Class B Common Stock, respectively, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series G-3 Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock or Class B Common Stock. In such event, the Redemption Price per share specified in these provisions shall be reduced proportionately as to all shares of Series G-3 Preferred Stock outstanding or thereafter issued and the annual dividend per share specified in these provisions shall be adjusted as provided in paragraph 4.

         (b) In the event the outstanding Common Stock or Class B Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.

9.       Relative Rights of Preferred Stock.

         So long as any of the Series G-3 Preferred Stock is outstanding the Corporation will not:

         (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series G-3 Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series G-3 Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series G-3 Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; or

         (ii) Without the affirmative vote or of the holders of two-thirds of all the Series G-3 Preferred Stock at the time outstanding, given in person or by proxy, by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series G-3 Preferred Stock either as to dividends or upon liquidation; or (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, By-laws or Certificate of Designations, Preferences and rights of the Series G-3 Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series G-3 Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or in the creation and issuance of other series of Preferred Stock ranking on a parity with the Series G-3 Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

10.      Status.

         Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolution of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuances set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred stock.

11.      Priority.

         The Series G-2 Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock and Class B Common Stock of the Corporation shall rank junior to, the Series G-3 Preferred Stock as to dividends and upon liquidation.

12.      Certain Definitions.

         (a) For the purposes of these provisions the terms "Common Stock" and "Class B Common Stock" mean the Common Stock of the Corporation, $1.00 par value, and the Class B Common Stock of the Corporation, $1.00 par value, as the same exist as of the original date of issue of the Series G-3 Preferred Stock or as such stock may be reconstituted from time to time.

         (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any Successor to such Exchange) is open for the transaction of business.

FIFTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in its by-laws and may be increased or decreased as therein provided, but in no event shall the number of directors of the Corporation be less than five nor more than eighteen. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them as equally as the total number of directors will permit into three classes, and all directors shall hold office until their successors are elected and qualified. The term of service of each class of directors shall be three years or until the third annual meeting of the shareholders following the election of the class. The terms of service of each class of directors shall expire in successive years. At each annual meeting of the shareholders, successors to the class of directors whose terms then expire shall be elected to serve for the full term of three years or until the third annual meeting of shareholders following their election. For purposes of the annual meeting of shareholders to be held in 1978, the current classification of directors shall continue and only that class of directors whose term expires at that meeting shall be elected. At each succeeding annual meeting of shareholders, the shareholders shall elect directors only of the class whose terms then expire.

SIXTH:   The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the protective conditions or restrictions of any outstanding series of Preferred Stock fixed by the Board of Directors pursuant to the authority conferred upon the Board of Directors by Article Fourth of this Certificate of Incorporation and Section 151 of Title 8 of the Delaware Code:

         1. To make, altar or repeal the By-Laws of the Corporation.

         2. To authorize and cause to be executed mortgages and liens on the real and personal property of the Corporation.

         3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         4. By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         5. Subject to the provisions of Article Fourteenth of this Certificate of Incorporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH: Meetings of stockholders and of the Board of Directors may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ELEVENTH:The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: 1. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

              (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

              (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

              (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

              Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

THIRTEENTH: 1. The Corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         3. To the extent that any person referred to in paragraphs 1 and 2 of this Article Thirteenth has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4.  Any  indemnification  under  paragraphs  1  and 2 of  this  Article
         Thirteenth,   (unless  ordered  by  a  court)  shall  be  made  by  the
         Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article Thirteenth. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the By-laws of the Corporation) consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the manner provided in paragraph 4 of this Article Thirteenth upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article Thirteenth.

         6. The indemnification and advancement of expenses provided by, or granted pursuant to other sections of this Article Thirteenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteenth.

         8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Thirteenth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article Thirteenth shall not adversely affect any right to indemnification or advancement of expenses of any present or former director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

         9. For purposes of this Article Thirteenth, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Thirteenth, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         10. For purposes of this Article Thirteenth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Thirteenth.

         11. If this Article Thirteenth or any portion hereof is invalidated by any court of competent jurisdiction, then the Corporation shall nevertheless provide such indemnification and advancement of expenses as would otherwise be permitted under any portion of this Article Thirteenth that shall not have been invalidated.

FOURTEENTH:   A. Except as set forth in paragraph B of this Article  Fourteenth, the affirmative vote or consent of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article Fourteenth as one class, shall be required to:

              (i)  for  the  adoption  of  any   agreement  for  the  merger  or
         consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or

              (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or

              (iii) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such Other Corporation is the Beneficial Owner (as hereinafter defined) of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article Fourteenth as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, this Certificate of Incorporation or any agreement or contract to which the Corporation is a party.

              B. The provisions of paragraph A. of this Article Fourteenth shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that (a) a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time such Other Corporation shall have become a Beneficial Owner of more than 10% of the shares of stock of the Corporation entitled to vote in elections of directors; or (b) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

              C. The Board of Directors shall have the power and duty to determine for the purposes of this Article Fourteenth, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, and any such determination shall be conclusive and binding for all purposes of this Article Fourteenth.

              D. As used in Article Fourteenth, the following terms have the meanings as set forth below:

              "Other Corporation" means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

              "Substantial Part" means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

              "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

              "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $5,000,000.

              "Beneficial Owner" of stock means a person, or an affiliate or "associate" of such person (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on February 1, 1978), who directly or indirectly controls the voting of such stock, or who has any option, warrants, conversion or other rights to acquire such stock.

FIFTEENTH: In addition to any separate class vote, if any, which may be required by law, the affirmative vote of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fourteenth or subsection 5 of Article Eighth of the Certificate of Incorporation. The affirmative vote of the holders of 66-2/3% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fifth of the Certificate of Incorporation. The same respective stockholder vote requirements prescribed by the foregoing provisions of this Article Fifteenth shall also be required, respectively, in order to amend or repeal the respective foregoing provisions of this Article Fifteenth prescribing such stockholder vote requirement.

SIXTEENTH:  (a)  The   provisions   of  this  Article   Sixteenth   shall  apply
         independently of any other provision of this Certificate of Incorporation if any Other Corporation (as hereinafter defined) seeks to accomplish a Business Combination (as hereinafter defined) within the ten year period following the date the Other Corporation became an Acquiring Entity (as hereinafter defined).

              (b) (1) As used in Article Sixteenth, the following terms shall have the meanings as set forth below:

              "Acquiring Entity" means any Other Corporation which is, and for fewer than ten years has been, the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this paragraph as one class.

              "Affiliate" or "Associate" of a person have the same meaning as is assigned to such terms under Rule 12b-2 of the General Rules and Regulations (the "Regulations") under the Securities Exchange Act of 1934 as in effect on March 1, 1983.

              "Beneficial Owner" of stock means a person, or an Affiliate or Associate of such person, who is a "beneficial owner" of stock, as such term is defined under Rule 13d-3 of the Regulations as in effect on March 1, 1983, except that, without limitation, any shares of voting stock of the Corporation that any Acquiring Entity, or any Affiliate or Associate of such Acquiring Entity, has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by the Acquiring Entity.

              "Business Combination" means any transaction described in part A. of Article Fourteenth.

              "Continuing Director" means a director duly elected to the Board of Directors prior to the time the Other Corporation became an Acquiring Entity, and the term "Outside Director" shall mean a director who is not (a) an officer or employee of the Corporation or any relative of an officer or employer or (b) an Acquiring Entity, or an officer, director, employee, Affiliate or Associate of an Acquiring Entity, or a relative of any of the foregoing.

              "Other Corporation" shall have the same meaning as set forth in part D. of Article Fourteenth.

                  (2) For the purposes of this Article Sixteenth, the Board of Directors shall have the power and duty to determine, on the basis of information known to such Board, if and when any Other Corporation is or has become an Acquiring Entity. Any such determination shall be conclusive and binding for all purposes of this Article Sixteenth.

              (c) Except as set forth in part (d) of this Article Sixteenth, the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class, excluding stock of which the Acquiring Entity is the Beneficial Owner, shall be required for approval of any Business Combination with any Other Corporation unless all of the following conditions are fulfilled.

         (1) The cash or fair market value or other consideration to be received per share by common stockholders of the Corporation in such Business Combination will not, at the time the Business Combination is effected, be less than the greater of:

              (A) the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by the Acquiring Entity in acquiring any of its holdings of the Corporation's Common Stock; or

              (B) an amount bearing a percentage relationship to the market price of the Corporation's Common Stock immediately prior to the public announcement of such Business Combination equal to the highest percentage relationship that any per share price (including brokerage commissions and/or soliciting dealers' fees) theretofore paid by the Acquiring Entity for any of its holdings of the Corporation's Common Stock bore to the market price of such Common Stock immediately prior to the transaction resulting in the acquisition of such Common Stock; or

              (C) the book value of the Corporation's Common Stock as of the end of the most recent calendar quarter determined in accordance with generally accepted accounting principles; or

              (D) an amount calculated by multiplying the earnings per share of the Corporation's Common Stock for the four fiscal quarters immediately preceding the record date for determination of stockholders entitled to vote on such Business Combination by the then price earnings multiple of the Acquiring Entity as customarily computed and reported in the financial press.

              Appropriate  adjustments  shall be made with respect to (A),  (B),
         (C) and (D) above for recapitalization and for stock splits, stock dividends, and like distributions. For purposes of subparagraph (c)(1) of this Article Sixteenth, the term "other consideration to be received" shall include, without limitation, capital stock of this Corporation retained by its existing public stockholders in the event of a Business Combination in which this Corporation is the surviving corporation.

         (2)      After the Other Corporation has become an Acquiring Entity:

              (A) the Corporation's Board of Directors shall have included at all times representation by one or more Continuing Directors unless the lack of such representation results entirely from either death or normal retirement under retirement policies in effect prior to the time the Other Corporation became an Acquiring Entity; and

              (B) there shall have been no reduction in the rate of dividends payable on the Corporation's Common Stock except as required by law or as may be necessary to insure that the Corporation is not in breach of any covenant in any of its agreements for borrowed money, or except as may have been approved by a majority vote of the Continuing Directors; and

              (C) such Acquiring Entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming an Acquiring Entity or as a result of a pro rata stock dividend or stock split, or except with the approval of a majority vote of the Continuing Directors).

         (3) Without the approval of a majority vote of the Continuing Directors, such Acquiring Entity shall not have (i) received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure.

         (4) A timely mailing shall have been made to the stockholders of this Corporation containing in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors or Outside Directors may choose to state, if there are at the time any such directors, and (ii) the opinion of a reputable nationally recognized investment banking or financial services firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the stockholders of this Corporation other than the Acquiring Entity (such firm to be engaged solely on behalf of such other stockholders, to be paid a reasonable fee for its services by this Corporation upon receipt of such opinion, to be a firm that has not previously been significantly associated with the Acquiring Entity and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors and outside Directors).

              (d) The provisions of part (c) of this Article Sixteenth shall not be applicable to any Business Combination if: (i) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof; or (ii) the Business Combination is solely between this Corporation and another corporation, 50% or more of the voting stock of which is owned by this Corporation and none of which is owned by the Acquiring Entity; provided that if this Corporation is not the surviving entity, each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stock holdings and the provisions of this Article Sixteenth of the Corporation's Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its articles of incorporation or certificate of incorporation, as the case may be, without any charge.

              (e) In connection with a proposed Business Combination, the Continuing Directors may retain special outside legal counsel, an investment banking firm, an accounting firm, and such other experts that they, in their discretion, may deem necessary or appropriate to assist them in their evaluation of the transaction, all at the expense of the Corporation.

              (f) In addition to any other provision of this Certificate of Incorporation, there shall be required to amend, alter, change or repeal any of the provisions of this Article Sixteenth the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class, excluding stock of which an Acquiring entity, if any, is the Beneficial Owner.

              (g) Nothing contained in this Article Sixteenth shall be construed to relieve an Acquiring Entity from any fiduciary obligation imposed by law. The conditions and voting requirements of this Article Sixteenth shall be in addition to the conditions and voting requirements imposed by law or other provisions of this Certificate of Incorporation, including, without limitation, Article Fourteenth.

SEVENTEENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this Article Seventeenth shall not eliminate or limit the liability of a director
         (1) for any breach of the director's duty of loyalty to the Corporation or its shareholders (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the shareholders of the Corporation of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.




                         [Signatures on following page]

              Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

              IN WITNESS WHEREOF, said Old Republic International Corporation has caused this Restated Certificate of Incorporation to be signed and executed by its President and its attested by its Secretary.

                               OLD REPUBLIC INTERNATIONAL CORPORATION




                               By:  /s/ Spencer LeRoy, III
                                  ----------------------------------------------
                                        Spencer LeRoy III, Senior Vice President

ATTEST:



/s/ Paul D. Adams
-------------------------------
Paul D. Adams






[Corporate Seal]